EXHIBIT 23.2

                  (Letterhead of Timothy M. Griffiths, C.P.A.)








Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:     Resolve  Staffing,  Inc.
        Form  10-KSB

Gentlemen:

I consent to the incorporation on my report as independent auditor accompanying the audited consolidated financial statements of Resolve Staffing, Inc., formerly Columbialum Staffing, Inc., as of December 31, 2002 and 2001, and for the years then ended, issued in connection with Resolve Staffing, Inc.'s annual report filed with the Securities Act of 1934 under cover of Form 10-KSB


Very  truly  yours,


/s/  Timothy  M.  Griffiths, CPA
---------------------------------
Timothy M. Griffiths
Certified Public Accountant
Tampa, Florida
June 24, 2003